Exhibit 21.1
Subsidiaries of The Dun & Bradstreet Corporation
As of December 31, 2012

Company Name	Place of Incorporation

Allbusiness.com	California
Arrebnac Pty. Limited	Australia
College Mercantile Pty. Ltd.	Australia
Corinthian Holdings, Inc.	Delaware
Corinthian Leasing Corporation	Delaware
D&B Acquisition Company Pty Ltd.	Australia
D&B Acquisition Corp.	Delaware
D&B Australasia Pty. Ltd.	Australia
D&B Australia Ltd. Partnership L.P.	Australia
D&B Business Information Solutions	Ireland
D&B Business Services Group Partnership	Delaware
D&B DBCC Holdings Pty. Ltd.	Australia
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group Holdings Pty Limited	Australia
D&B Group Limited	Delaware / England
D&B Group Pty Ltd.	Australia
D&B Hold Company Pty Ltd.	Australia
D&B Holdings (UK)	England
D&B Holdings Australia Limited	England
D&B Holdings Pty Ltd.	Australia
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B Investing 1, LLC	Delaware
D&B Mauritius Ltd.	Mauritius
D&B Unit Trust	Australia
DBCC Pty. Ltd.	Australia
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
Decision Intellect Pty. Ltd.	Australia
Decision Intellect Technologies Pty. Ltd.	Australia
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (Australia) Group Pty. Ltd.	Australia
Dun & Bradstreet (Australia) Pty. Ltd.	Australia
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (New Zealand) Limited	New Zealand
Dun & Bradstreet (Nominees) Pty. Ltd.	Australia
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd	England
Dun & Bradstreet (Vietnam) LLC	Vietnam
Dun & Bradstreet Australia Holdings Pty Ltd.	Australia
Dun & Bradstreet Belgium NV	Belgium / Delaware
Dun & Bradstreet BV	Netherlands
Dun & Bradstreet Canada BV	Netherlands
Dun & Bradstreet Computer Leasing, Inc.	Delaware
Dun & Bradstreet Credit Control, Ltd.	Delaware
Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico
Dun & Bradstreet Deutschland GmbH	Delaware
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Do Brasil, Ltda.	Brazil / Delaware
Dun & Bradstreet Europe, Ltd.	Delaware
Dun & Bradstreet European Business Information Center BV	Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Financial Services Pty. Ltd.	Australia
Dun & Bradstreet Holdings BV	Netherlands
Dun & Bradstreet Holdings-France, Inc.	Delaware
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax BV	Netherlands
Dun & Bradstreet International Information Consultant (Shanghai) Co. Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware
Dun & Bradstreet Investments Limited	England
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	England
Dun & Bradstreet Marketing Pty. Ltd.	Australia
Dun & Bradstreet Marketing Services NV	Belgium
Dun & Bradstreet Properties Limited	England
Dun & Bradstreet Pty. Ltd.	Australia
Dun & Bradstreet S.A.	Australia
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet S.A.C.	Peru
Dun & Bradstreet Software Services International, Inc.	Georgia
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet Ventures, Inc.	Delaware
Dun & Bradstreet, Inc.	Delaware
Dunbrad, Inc.	Delaware
Duns Investing Corporation	Delaware
Duns Investing VIII Corporation	Delaware
Dunservices	France
Dunsnet, LLC	Delaware
FCS Online Pty. Ltd.	Australia
Fivestar Data Australia Pty Ltd.	Australia
Hoover's, Inc.	Delaware
Ifico-Buergel AG	Switzerland
Kosmos Business Information Limited	England
MicroMarketing D&B (Beijing) Co. Ltd.	China
Milton Graham Lawyers Pty Ltd.	Australia
Milton Graham Partnership	Australia
n2 Check Limited	England
Perceptive Communication Pty Ltd	Australia
Purisma Incorporated	Delaware
RoadWay International Limited	British Virgin Islands
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Limited	China
Shanghai RoadWay D&B Marketing Services Co., Ltd.	China
Stubbs (Ireland) Limited	Ireland
The D&B Companies of Canada Ltd.	Ontario, Canada
The Dun & Bradstreet Corporation Foundation	Delaware
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus

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